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Exhibit 99.2

THE MILLS CORPORATION
SUPPLEMENTAL INFORMATION
Table of Contents
As of March 31, 2003

Information	Page
Overview	9-11
Summary of Operating Properties	12-13
Summary of Properties Under Construction and Redevelopment	14
Supplemental Financial Data	15-16
Unconsolidated Joint Ventures Net Income and Funds From Operations	17
Property Operating Income	18-19
Lease Expiration Schedules	20-21
Rental Rates	22
Average Rents	23
Summary of Outstanding Consolidated Indebtedness	24-25
Summary of Outstanding Unconsolidated Indebtedness	26-27
Specialty Store Tenant Reported Sales Analysis	28
Capital Expenditures for Operating Properties	29
Key Financial Ratios	30-31
Reconciliation of Certain Non-GAAP Financial Measures to Directly Comparable GAAP Financial Measures	32-34

THE MILLS CORPORATION
OVERVIEW

The Company

              The Mills Corporation (the "Company") is a fully integrated, self-managed real estate investment trust ("REIT") and provides all development, redevelopment, leasing, financing, management and marketing services with respect to all its properties currently in operation. The Company conducts all of its business and owns all of its properties through The Mills Limited Partnership ("Mills LP") and its various subsidiaries. The Company is the sole general partner of Mills LP in which it owns a 1% general partner interest and a 71.9% limited partner interest as of March 31, 2003.

              The Company wholly owns or has ownership interests in and develops, redevelops, leases, acquires, expands and manages a portfolio currently consisting of 20 retail and entertainment-oriented centers (13 super-regional "Mills Landmark Centers" and seven "21st Century Retail and Entertainment Centers"), three community shopping centers (the "Community Centers"), a portfolio of 19 single tenant properties subject to net leases that operate as CVS pharmacies ("Net Lease Properties"), and other related commercial development. The Mills Landmark Centers and the 21st Century Retail and Entertainment Centers comprise the primary focus of the Company's operations. The Company develops projects internationally. The Company's first international retail and entertainment joint venture project, Madrid Xanadú, is currently under construction and is scheduled to open in May 2003. As of March 31, 2003, Mills LP owns or holds an interest in the following operating projects:

Mills Landmark Centers
Arizona Mills	Tempe, AZ (Phoenix)
Arundel Mills	Anne Arundel County, MD (Baltimore, MD/Washington, DC)
Colorado Mills	Lakewood, CO (Denver)
Concord Mills	Concord, NC (Charlotte)
Discover Mills	Sugarloaf, GA (Atlanta)
Franklin Mills	Philadelphia, PA
Grapevine Mills	Grapevine, TX (Dallas/Forth Worth)
Gurnee Mills	Gurnee, IL (Chicago)
Katy Mills	Katy, TX (Houston)
Ontario Mills	Ontario, CA (Los Angeles)
Opry Mills	Nashville, TN
Potomac Mills	Woodbridge, VA (Washington, DC)
Sawgrass Mills and The Oasis at Sawgrass	Sunrise, FL (Ft. Lauderdale/Miami/Palm Beach)
21st Century Retail and Entertainment Centers
The Block at Orange	Orange, CA (Los Angeles)
Riverside Square	Hackensack, NJ (New York City/Northern New Jersey)
Broward Mall	Ft. Lauderdale, FL
Dover Mall and Dover Commons	Dover, DE (Wilmington)
The Galleria at White Plains	White Plains, NY
Northpark Mall	Jackson, MS
The Esplanade	New Orleans, LA
Community Centers
Concord Mills Marketplace	Concord, NC (Charlotte)
Liberty Plaza	Philadelphia, PA
The Marketplace at Arundel Mills	Anne Arundel County, MD (Baltimore, MD/Washington, DC)

              The Company is actively involved in the development or predevelopment of a number of projects, including Madrid Xanadú (Madrid, Spain), St. Louis Mills (St. Louis, MO), Cincinnati Mills (Cincinnati, OH), Vaughan Mills (Toronto, Canada), Pittsburgh Mills (Pittsburgh, PA), Meadowlands Xanadu (Meadowlands, NJ) and San Francisco Piers 27-31 (San Francisco, CA).

              Additionally, Mills LP owns MillsServices Corp. ("MSC"), a taxable REIT subsidiary formed in connection with the Company's initial public offering to provide development, management, leasing and financial services to entities owned by unconsolidated joint ventures of the Company. MSC does not perform any services to entities in which the Company is not a significant investor. MSC also owns 100% of Mills Enterprises, Inc. ("MEI"), an entity that holds investments in several retail joint ventures and owns 60% of FoodBrand L.L.C. ("FoodBrand"), the Company's food and beverage entity that was created in 1999 to master lease, manage and operate food courts and restaurants.

Cautionary Statement

              Certain information contained in this Supplemental Information package may constitute "forward-looking statements" for the purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations and are not guarantees of future performance.

              Forward-looking statements, which can be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "estimate," "would be," or "continue" or the negative thereof or other variations thereon or comparable terminology are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are:

  •
  the general economic climate,
  •
  the supply and demand for retail properties,
  •
  interest rate levels and fluctuations in the exchange rates between the US Dollar and foreign currencies in countries where we have investments,
  •
  the availability to us of financing for our development projects or acquisition activities,
  •
  risks associated with the development, acquisition and operation of retail properties, including risks that the development of the project may not be completed on schedule, that we may not be able to lease available space to tenants at favorable rental rates, that tenants will not take occupancy or pay rent in accordance with their leases, or that development or operating costs may be greater than anticipated, and
  •
  those risks described in the section entitled "Risk Factors" in the Company's Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission on March 31, 2003.

              The Company undertakes no duty or obligation to publicly announce any revisions to, or updates of, these forward-looking statements that may result from future events or circumstances.

Non-GAAP Financial Measures

              The Company's press release and supplemental information package incorporates certain non-generally accepted accounting principles financial measures. The Company believes that the presentation of such measures provides useful information to investors regarding the Company's financial condition and results of operations. The Company believes that these measures are helpful to investors in measuring its performance and comparing such performance to other REITs. A description of these measures and the reasons why the Company believes such measures are useful are set forth below.

Funds from operations

              The Company believes that Funds From Operations ("FFO") is a useful supplemental measure of the Company's operating performance that is a recognized metric used extensively by the real estate industry, in particular, REITs. Accounting for real estate assets using historical cost accounting under generally accepted accounting principles ("GAAP") assumes that the value of real estate assets diminishes predictably over time. The National Association of Real Estate Investment Trusts ("NAREIT") stated in its April 2002 White Paper on Funds from Operations "since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves." As a result, the concept of FFO was created by NAREIT.

              FFO, as defined by NAREIT, means income (loss) before minority interest (determined in accordance with GAAP), excluding gains (losses) from sales of depreciated property, plus real estate related depreciation and amortization after adjustments for unconsolidated partnerships and joint ventures. The Company's FFO has been modified from the NAREIT's definition of FFO to exclude all foreign currency exchange gains/losses. This exclusion of foreign currency exchange gains/losses is consistent with the objective of presenting the Company's FFO on a comparable basis with prior periods. In addition, the Company believes that such exclusion enables the Company to present its FFO on a comparable basis with other REITs that do not have foreign operations that would result in foreign currency exchange gains/losses. Even with this adjustment, the Company's method of calculating FFO may be different from methods used by other REITs and accordingly, may not be comparable to such other REITs.

              FFO is presented to assist investors in analyzing the performance of the Company and to provide an indication of the Company's ability to fund capital expenditures, distribution requirements and other cash needs. FFO (i) does not represent cash flow from operations as defined by GAAP, (ii) is not indicative of cash available to fund all cash flow needs and liquidity, including the ability to make distributions, and (iii) should not be considered as an alternative to net income (which is determined in accordance with GAAP) for purposes of evaluating the Company's operating performance.

Adjusted funds from operations

              Adjusted funds from operations ("AFFO") is FFO reduced for the effect of recurring capital expenditures (capitalized fixed asset expenditures and leasing costs incurred for operating real estate properties). The Company believes that AFFO is an important supplemental measure of operating performance for an equity REIT because it provides investors with an indication of its ability to incur and service debt and to fund dividends and other cash needs. In addition, since most equity REITs provide AFFO information to the investment community, the Company believes AFFO is a useful supplemental measure for comparing the Company to other equity REITs.

Net operating income

              Net operating income ("NOI") is defined as revenues from minimum rent (including adjustments for straight-line rental income), percentage rent, recoveries from tenants and other property income less recoverable expenses and other property expenses (which include bad debt expense, but exclude interest expense, depreciation and amortization). The Company uses NOI as an operating measure to assess the operating results of its properties. The Company believes that NOI is an important supplemental measure of operating performance for a REIT's operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, as well as financing and general and administrative expenses.

Earnings Before Interest, Income Taxes, Depreciation and Amortization

              The Company's Earnings Before Interest, Income Taxes, Depreciation and Amortization ("EBITDA") is defined as earnings of Mills LP, before interest expense, taxes, depreciation, amortization and certain other non-cash extraordinary items (including gains or losses on sales of real estate assets). EBITDA does not represent cash flows from operations as defined by GAAP and should not be considered as an alternative to net income as an indicator of our operating performance or to cash flows as a measure of liquidity. The Company believes that EBITDA is an important measure of performance for a REIT because it provides a further tool to evaluate the Company's ability to incur and service debt and to fund dividends and other cash needs that supplements the previously described non-GAAP measures. The EBITDA measures presented by the Company may not be comparable to other similarly titled measures of other companies.

              The SEC requires registrants to identify the most comparable GAAP measure when using a non-GAAP measure. Although FFO, AFFO, NOI and EBITDA are different from each other, net income is considered to be the most comparable GAAP measure to each of them.

              A reconciliation of the Company's non-GAAP financial measures to the directly comparable GAAP measure is provided on pages 32 through 34 of this exhibit.

THE MILLS CORPORATION
SUMMARY OF OPERATING PROPERTIES

              The following table presents certain information with respect to the Company's operating properties as of March 31, 2003.

Property Name/Location	Metropolitan Area Serviced	Year Opened or Acquired	Total GLA (Sq. Ft.)(1)	Anchor Store GLA (Sq. Ft.)(1)	Specialty Store GLA (Sq. Ft.)(1)	No. of Anchor Stores(2)
Mills Landmark Centers
Arizona Mills Tempe, AZ	Phoenix	1997	1,227,000	706,000	521,000	17
Arundel Mills Anne Arundel County, MD	Baltimore, MD/ Washington, DC	2000	1,163,000	625,000	538,000	14
Colorado Mills Lakewood, CO	Denver	2002	1,088,000	539,000	549,000	10
Concord Mills Concord, NC	Charlotte	1999	1,247,000	691,000	556,000	16
Discover Mills Sugarloaf, GA	Atlanta	2001	1,117,000	595,000	522,000	13
Franklin Mills Philadelphia, PA	Philadelphia, PA/ Wilmington, DE	1989	1,758,000	1,165,000	593,000	20
Grapevine Mills Grapevine, TX	Dallas/Forth Worth	1997	1,601,000	1,082,000	519,000	22
Gurnee Mills Gurnee, IL	Chicago/Milwaukee	1991	1,607,000	971,000	636,000	16
Katy Mills Katy, TX	Houston	1999	1,218,000	632,000	586,000	14
Ontario Mills Ontario, CA	Los Angeles	1996	1,491,000	990,000	501,000	24
Opry Mills Nashville, TN	Nashville	2000	1,113,000	595,000	518,000	16
Potomac Mills Woodbridge, VA	Washington, DC	1985	1,635,000	1,009,000	626,000	19
Sawgrass Mills and The Oasis at Sawgrass, Sunrise, FL	Fort Lauderdale/ Miami/Palm Beach	1990/1999	2,147,000	1,320,000	827,000	24

Mills Landmark Centers Totals			18,412,000	10,920,000	7,492,000	225

21st Century Retail and Entertainment Centers
The Block at Orange Orange, CA	Los Angeles/ Orange County	1998	655,000	385,000	270,000	10
Riverside Square Hackensack, NJ	New York City/ Northern New Jersey	2002	637,000	425,000	212,000	3
Broward Mall Ft. Lauderdale, FL	Ft. Lauderdale	2003	999,000	717,000	282,000	4
Dover Mall (3) Dover, DE	Wilmington	2003	809,000	584,000	225,000	4
Galleria at White Plains White Plains, NY	White Plains	2003	886,000	556,000	330,000	2
Northpark Mall Jackson, MS	Jackson	2003	961,000	647,000	314,000	3
The Esplanade New Orleans, LA	New Orleans	2003	909,000	544,000	365,000	3

21st Century Retail and Entertainment Centers Totals			5,856,000	3,858,000	1,998,000	29

Community Centers
Liberty Plaza	Philadelphia	1994	372,000	319,000	53,000	4
Concord Mills Marketplace	Charlotte	2001	228,000	217,000	11,000	2
The Market Place at Arundel Mills	Baltimore, MD/ Washington, DC	2003	96,000	96,000	—	3

Community Centers Totals			696,000	632,000	64,000	9

PORTFOLIO TOTALS			24,964,000	15,410,000	9,554,000	263

(1)
Presents approximate gross leaseable area ("GLA") of each of the operating properties. Included in GLA is approximately 3,979,000 square feet owned by certain store tenants located as follows: Concord Mills Marketplace—11,000 square feet; Colorado Mills—191,000 square feet; Franklin Mills—210,000 square feet; Gurnee Mills—251,000 square feet; Liberty Plaza—14,000 square feet; Ontario Mills—125,000 square feet; Potomac Mills—80,000 square feet; Riverside Square—293,000 square feet; Sawgrass Mills—282,000 square feet; Broward Mall—717,000 square feet; Dover Mall—332,000 square feet; Galleria at White Plains—328,000 square feet; Northpark Mall—647, 000 square feet; and The Esplanade—498,000 square feet.
(2)
Anchor stores include all stores occupying at least 20,000 square feet.
(3)
Includes approximately 52,000 square feet located at Dover Commons, a strip center located adjacent to Dover Mall.

THE MILLS CORPORATION
SUMMARY OF PROPERTIES UNDER CONSTRUCTION AND REDEVELOPMENT
(unaudited)

Property Name/ Location	Metropolitan Area Served	Anticipated Opening Date(1)	Approx. GLA (Sq. Ft.)(1)(2)	Estimated Aggregate Project Cost(1) (millions)	Required Equity from Company (millions)	Company's Equity at March 31, 2003 (millions)	Anchor Store Tenant Commitments		Percentage Pre-Leased
Madrid Xanadú Madrid, Spain (3)	Madrid	Spring 2003	1,383,000	$265	$80.7	$176.1	19		95.5%
St. Louis Mills St. Louis, MO	St. Louis	Fall 2003	1,084,000	$199	$28.6	$46.0	9		58.8%
Cincinnati Mills Cincinnati, OH	Cincinnati	Late 2003	1,469,000	$137	$36.1	$17.5	12	(4)	66.2%	(4)

(1)
Anticipated opening dates, approximate GLA and estimated aggregate project cost are subject to adjustment as a result of factors inherent in the development process, some of which may not be under the direct control of the Company.

(2)
Approximate GLA includes space that may be owned by certain anchor store tenants.

(3)
The Estimated Aggregate Project Cost, Required Equity from Company and the Company's Equity at March 31, 2003 are denoted in US dollars. The euro equivalent would be €245.7 million, €74.8 million and €163.1 million, respectively, based on a foreign currency exchange rate of €0.93245 which was the exchange rate at March 31, 2003. Madrid Xanadú is anticipated to open in May 2003.

(4)
The Company purchased the Forest Fair Mall in Cincinnati, OH in September 2002 and is renovating the mall. The Company anticipates completing the redevelopment in late 2003 or early 2004 and will rename the mall Cincinnati Mills upon completion. The anchor tenants will remain open during construction with an additional two anchors anticipated to open when mall renovations are completed. The anchor store tenant commitments and percentage pre-leased include the anchor tenants currently open.

SUPPLEMENTAL INFORMATION
CONSTRUCTION IN PROGRESS
(unaudited, in millions)

	March 31, 2003
	Gross Combined	Proportionate Share (1)
Consolidated Construction in Progress	$177	$177
Combined Joint Venture Operating Properties CIP	10	5
Combined Joint Venture Development Properties CIP	424	270

Total CIP	$611	$452

(1)
Includes the Company's consolidated construction in progress ("CIP") and the Company's pro rata share of the joint venture entities' CIP.

THE MILLS CORPORATION
SUPPLEMENTAL FINANCIAL DATA

(Unaudited in thousands, except per share data)

	Three Months Ended March 31,
	2003	2002
Statements of Operations Data:
Revenues:
Minimum rent	$42,241	$25,658
Percentage rent	47	189
Recoveries from tenants	21,554	12,392
Other property revenue	3,940	3,612
Management fee income from unconsolidated joint ventures	3,093	2,512
Other fee income from unconsolidated joint ventures	848	1,232

Total operating revenues	71,723	45,595

Expenses:
Recoverable from tenants	18,807	10,680
Other operating	1,593	1,372
General and administrative	4,334	3,296
Depreciation and amortization	16,630	10,059

Total operating expenses	41,364	25,407

	30,359	20,188
Other income and expenses:
Equity in earnings of unconsolidated joint ventures	5,267	6,151
Interest income	2,430	1,235
Interest expense, net	(13,472)	(12,104)
Other income (expense)	(173)	30
Foreign currency exchange gains, net	2,259	—

Income before discontinued operations and minority interest:	26,670	15,500
Discontinued operations	128	100

Income before minority interest	26,798	15,600
Minority interest, including Series D Preferred Unit dividends	(6,117)	(5,703)

Net income	20,681	9,897
Series B and Series C Preferred Stock dividends	(4,378)	—

Income available to common stockholders	$16,303	$9,897

Earnings per Common Share — Basic:
Income per share available to common stockholders, net of minority interest and preferred stock dividends	$0.38	$0.34
Discontinued operations per common shares	—	—

Income per common share	$0.38	$0.34

Earnings per Common Share — Diluted:
Income per share available to common stockholders, net of minority interest and preferred stock dividends	$0.37	$0.33
Discontinued operations per common share	—	—

Income per common share	$0.37	$0.33

Funds from operations	$50,507	$34,102
Funds from operations available to common stockholders	$46,129	$34,102
Funds from operations per common share (Basic)	$0.78	$0.74
Funds from operations per common share (Diluted)	$0.77	$0.73
Weighted Average Number of Common Shares and Units Outstanding:
Basic:
Weighted average common shares	43,173	28,992
Weighted average common shares and units	59,397	45,789
Diluted:
Weighted average common shares	43,924	29,853
Weighted average common shares and units	60,148	46,651

Selected Balance Sheet Data:

	Consolidated	Mills Pro Rata Share of Unconsolidated Joint Venture Entities	Total
Total income producing property, net	$1,495,165	$613,738	$2,108,903
Land held for investment and/or sale	11,673	13,982	25,655
Cash and cash equivalents	15,879	35,247	51,126
Restricted cash	33,489	10,302	43,791
Accounts receivable, net	35,839	21,623	57,462
Notes receivable	34,761	6,525	41,286
Accounts payable and other liabilities	136,338	35,867	172,205

THE MILLS CORPORATION
UNCONSOLIDATED JOINT VENTURES
NET INCOME AND FUNDS FROM OPERATIONS
(unaudited, in thousands)

	Three Months Ended March 31,
	2003	2002
Revenues:
Minimum rent	$46,983	$46,975
Percentage rent	27	369
Recoveries from tenants	19,257	17,968
Other property revenue	4,414	4,068

Total operating revenues	70,681	69,380

Expenses:
Recoverable from tenants	16,970	16,100
Other operating (1)	3,869	3,998
Depreciation and amortization	24,149	24,331

Total operating expenses	44,988	44,429

	25,693	24,951
Other income (expense):
Interest income	430	785
Interest expense, net	(20,448)	(21,243)
Other income (expense)	694	5,794

Net income of Unconsolidated Joint Ventures	$6,369	$10,287

Equity in earnings of Unconsolidated Joint Ventures	$5,267	$6,151

Funds from operations	$30,518	$34,618

Mills Allocations:
Mills share of funds from operations	$15,164	$15,156
Management fees due to Mills	2,373	1,957

	$17,537	$17,113

(1)
Total other operating expenses include management fees of $2,455 and $2,486 for the three months ended March 31, 2003 and 2002, respectively.

THE MILLS CORPORATION
PROPERTY OPERATING INCOME

(unaudited, dollars in thousands)

              The following table presents the property operating income for the wholly owned properties and unconsolidated joint venture properties and provides details about certain line items within the Supplemental Financial Data. The information in the table is not intended to present operating income according to accounting principles generally accepted in the United States.

FOR THE THREE MONTHS ENDED MARCH 31, 2003

	Stabilized Properties (2)
Wholly Owned Properties	Opry Mills	Wholly Owned Properties	New Properties (3)	Net Lease Properties (4)	Total
Rental Revenues
Minimum rent	$5,395	$25,392	$10,372	$1,082	$42,241
Percentage rent	(19)	61	5	—	47
Recoveries from tenants	2,199	13,189	6,166	—	21,554
Other property revenues	576	2,450	914	—	3,940

Total rental revenues	8,151	41,092	17,457	1,082	67,782

Property Operating Costs
Recoverable from tenants	1,708	11,589	5,510	—	18,807
Other operating (1)	15	1,361	217	—	1,593

Total property operating costs	1,723	12,950	5,727	—	20,400

Property operating income	$6,428	$28,142	$11,730	$1,082	$47,382

Unconsolidated Joint Venture Properties	Stabilized Properties (2)	New Properties (3)	Other	Total
Rental Revenues
Minimum rent	$31,178	$15,805	$—	$46,983
Percentage rent	50	(23)	—	27
Recoveries from tenants	13,150	6,107	—	19,257
Other property revenues	3,281	1,133	—	4,414

Total rental revenues	47,659	23,022	—	70,681

Property Operating Costs
Recoverable from tenants	11,856	5,114	—	16,970
Other operating (1)	602	729	83	1,414

Total property operating costs	12,458	5,843	83	18,384

Property operating income	$35,201	$17,179	$(83)	$52,297

Mills Share of property operating income	$17,838	$8,202	$(24)	$26,016

Percent leased Wholly Owned and Unconsolidated Joint Venture Properties (5)	93.6%	92.1%		93.2%

(1)
Total property operating costs exclude management fees as follows: wholly owned properties of $1,650 and joint venture properties of $2,455.
(2)
Stabilized wholly owned properties include Potomac Mills, Franklin Mills, Sawgrass Mills (which includes The Oasis at Sawgrass), Gurnee Mills, Opry Mills (the Company acquired the remaining interest that it did not own in June 2002), Liberty Plaza, Concord Mills Marketplace and Mainstreet, the Company's pushcart program. Stabilized unconsolidated joint venture properties include Ontario Mills, Grapevine Mills, Arizona Mills, The Block at Orange, Concord Mills and Katy Mills.
(3)
New wholly owned properties include Cincinnati Mills (see Summary of Properties Under Construction footnote 4), Riverside Square, Broward Mall, Dover Mall and Dover Commons, Northpark Mall, The Esplanade and The Galleria at White Plains. New unconsolidated joint venture properties include Arundel Mills, Discover Mills and Colorado Mills.
(4)
In conjunction with the Company's purchase in September 2002 of Forest Fair Mall (to be renamed Cincinnati Mills), the Company exchanged 27 of its 46 Net Lease Properties in March 2003 for an aggregate sales price of $58,700, net of transaction costs, with Gator Forest Partners, Ltd.
(5)
Percent leased is defined as all space leased and for which rent is being paid as of March 2003, excluding tenants with leases having an original lease term of less than one year and includes gross leaseable area owned by store tenants.

              The following table presents the property operating income for the wholly owned properties and unconsolidated joint venture properties and provides details about certain line items within the Supplemental Financial Data. The information in the table is not intended to present operating income according to accounting principles generally accepted in the United States.

FOR THE THREE MONTHS ENDED MARCH 31, 2002

Wholly Owned Properties	Stabilized Properties (2)	Net Lease Properties	Total
Rental Revenues
Minimum rent	$24,534	$1,124	$25,658
Percentage rent	189	—	189
Recoveries from tenants	12,392	—	12,392
Other property revenues	3,612	—	3,612

Total rental revenues	40,727	1,124	41,851

Property Operating Costs
Recoverable from tenants	10,680	—	10,680
Other operating (1)	1,372	—	1,372

Total property operating costs	12,052	—	12,052

Property operating income	$28,675	$1,124	$29,799

	Stabilized Properties (2)
Unconsolidated Joint Venture Properties	Opry Mills	Joint Venture Properties	New Properties (3)	Other	Total
Rental Revenues
Minimum rent	$5,571	$30,567	$10,837	$—	$46,975
Percentage rent	—	349	20	—	369
Recoveries from tenants	1,951	12,678	3,336	3	17,968
Other property revenues	366	2,911	791	—	4,068

Total rental revenues	7,888	46,505	14,984	3	69,380

Property Operating Costs
Recoverable from tenants	1,589	11,688	2,823	—	16,100
Other operating (1)	265	779	408	60	1,512

Total property operating costs	1,854	12,467	3,231	60	17,612

Property operating income	$6,034	$34,038	$11,753	$(57)	$51,768

Mills Share of property operating income	$4,067	$11,836	$3,370	$(19)	$19,254

Percent leased Wholly Owned and Unconsolidated Joint Venture Properties (4)		92.5%	91.9%		92.4%

(1)
Total property operating costs exclude management fees as follows: wholly owned properties of $1,022 and joint venture properties of $2,486.
(2)
Stabilized wholly owned properties include Potomac Mills, Franklin Mills, Sawgrass Mills (which includes The Oasis at Sawgrass), Gurnee Mills, Liberty Plaza, Concord Mills Marketplace and Mainstreet, the Company's push cart program. Stabilized unconsolidated joint venture properties include Ontario Mills, Grapevine Mills, Arizona Mills, The Block at Orange, Concord Mills, Katy Mills and Opry Mills (the Company acquired the remaining interest that it did not own in June 2002).
(3)
New unconsolidated joint venture properties include Arundel Mills and Discover Mills.
(4)
Percent leased is defined as all space leased and for which rent is being paid as of March 2002, excluding tenants with leases having a term of less than one year and includes gross leaseable area owned by store tenants.

THE MILLS CORPORATION
LEASE EXPIRATION SCHEDULE

Wholly Owned Properties (1)
(unaudited)

              The following table summarizes lease expirations for the Wholly Owned Properties assuming that none of the tenants exercise renewal options. Except as described in footnote (1), the minimum rent is the product of the monthly contractual minimum rent of the expiring leases as of March 2003 multiplied by 12.

Lease Expiration Year	Number of Leases Expiring	Leased Area in Square Footage	Annualized Minimum Rents Under Expiring Leases	Annualized Minimum Rents per Square Foot	Percent of Total Leased Square Footage Represented by Expiring Leases	Percent of Total Minimum Rents Represented by Expiring Leases
Anchor Tenant Expirations (2)
2003	7	519,972	$2,617,747	$5.03	9.18%	5.38%
2004	11	487,150	4,342,360	8.91	8.60%	8.93%
2005	9	270,654	3,075,982	11.36	4.78%	6.33%
2006	10	475,066	5,039,977	10.61	8.39%	10.36%
2007	7	276,275	1,850,458	6.70	4.88%	3.81%
2008	8	669,681	5,759,474	8.60	11.82%	11.84%
2009	6	429,245	3,039,545	7.08	7.58%	6.25%
2010	19	749,923	7,815,335	10.42	13.24%	16.07%
2011	7	257,707	2,643,495	10.26	4.55%	5.44%
2012	6	297,220	1,943,230	6.54	5.25%	4.00%
2013	0	—	—	—	0.00%	0.00%
After 2013	16	1,232,422	10,502,928	8.52	21.73%	21.59%

	106	5,665,315	$48,630,531	$8.58	100.00%	100.00%

Specialty Tenant Expirations
2003	149	418,845	$10,558,440	$25.21	9.89%	8.87%
2004	165	546,939	13,685,232	25.02	12.91%	11.50%
2005	215	713,327	20,014,981	28.06	16.84%	16.82%
2006	188	521,661	14,627,382	28.04	12.31%	12.29%
2007	158	417,250	12,361,727	29.63	9.85%	10.39%
2008	98	268,688	7,680,845	28.59	6.34%	6.45%
2009	74	255,376	6,818,100	26.70	6.03%	5.73%
2010	120	336,162	10,518,553	31.29	7.94%	8.84%
2011	96	313,425	9,506,259	30.33	7.40%	7.99%
2012	79	204,387	6,473,617	31.67	4.82%	5.44%
2013	41	182,720	4,776,403	26.14	4.31%	4.01%
After 2013	12	57,494	1,984,742	34.52	1.36%	1.67%

	1,395	4,236,274	$119,006,281	$28.09	100.00%	100.00%

Total Tenant Expirations
2003	156	938,817	$13,176,187	$14.03	9.48%	7.86%
2004	176	1,034,089	18,027,592	17.43	10.44%	10.75%
2005	224	983,981	23,090,963	23.47	9.94%	13.77%
2006	198	996,727	19,667,359	19.73	10.07%	11.73%
2007	165	693,525	14,212,185	20.49	7.00%	8.48%
2008	106	938,369	13,440,319	14.32	9.48%	8.02%
2009	80	684,621	9,857,645	14.40	6.91%	5.88%
2010	139	1,086,085	18,333,888	16.88	10.97%	10.94%
2011	103	571,132	12,149,754	21.27	5.77%	7.25%
2012	85	501,607	8,416,847	16.78	5.07%	5.02%
2013	41	182,720	4,776,403	26.14	1.85%	2.85%
After 2013	28	1,289,916	12,487,670	9.68	13.02%	7.45%

	1,501	9,901,589	$167,636,812	$16.93	100.00%	100.00%

(1)
Excludes approximately 3,663,000 square feet of GLA owned by tenants and a ground lease of approximately 150,000 square feet.
(2)
Anchor tenants are defined as any tenant whose GLA equals or exceeds 20,000 square feet.

THE MILLS CORPORATION
LEASE EXPIRATION SCHEDULE (continued)

Unconsolidated Joint Venture Properties (1)
(unaudited)

              The following table summarizes lease expirations for the Unconsolidated Joint Venture Properties, assuming that none of the tenants exercise renewal options. Except as described in footnote (1), the minimum rent is the product of the monthly contractual minimum rent of the expiring leases as of March 2003 multiplied by 12.

Lease Expiration Year	Number of Leases Expiring	Leased Area in Square Footage	Annualized Minimum Rents Under Expiring Leases	Annualized Minimum Rents per Square Foot	Percent of Total Leased Square Footage Represented by Expiring Leases	Percent of Total Minimum Rents Represented by Expiring Leases
Anchor Tenant Expirations (2)
2003	3	65,536	$470,000	$7.17	1.12%	0.65%
2004	2	48,008	598,060	12.46	0.82%	0.83%
2005	3	62,472	740,826	11.86	1.07%	1.03%
2006	5	121,996	1,772,621	14.53	2.08%	2.45%
2007	15	388,839	6,168,615	15.86	6.64%	8.54%
2008	6	191,090	2,605,087	13.63	3.26%	3.61%
2009	20	649,161	8,876,435	13.67	11.09%	12.29%
2010	16	591,247	6,605,197	11.17	10.10%	9.15%
2011	13	551,849	5,959,527	10.80	9.43%	8.25%
2012	20	1,007,095	9,796,048	9.73	17.20%	13.56%
2013	14	582,590	5,391,812	9.25	9.95%	7.47%
After 2013	24	1,594,696	23,236,367	14.57	27.24%	32.17%

	141	5,854,579	$72,220,595	$12.34	100.00%	100.00%

Specialty Tenant Expirations
2003	69	191,885	$5,141,610	$26.80	5.13%	5.15%
2004	124	455,365	10,440,010	22.93	12.18%	10.46%
2005	102	305,134	7,957,117	26.08	8.16%	7.97%
2006	123	405,141	10,430,717	25.75	10.84%	10.45%
2007	188	570,911	14,493,120	25.39	15.27%	14.52%
2008	97	284,542	8,788,885	30.89	7.61%	8.80%
2009	99	269,853	8,066,643	29.89	7.22%	8.08%
2010	97	356,653	10,672,549	29.92	9.54%	10.69%
2011	82	370,526	9,754,358	26.33	9.91%	9.77%
2012	89	351,607	9,246,849	26.30	9.40%	9.26%
2013	46	164,442	4,585,104	27.88	4.40%	4.59%
After 2013	2	12,465	252,857	20.29	0.34%	0.26%

	1,118	3,738,524	$99,829,819	$26.70	100.00%	100.00%

Total Tenant Expirations
2003	72	257,421	$5,611,610	$21.80	2.68%	3.26%
2004	126	503,373	11,038,070	21.93	5.25%	6.42%
2005	105	367,606	8,697,943	23.66	3.83%	5.06%
2006	128	527,137	12,203,338	23.15	5.49%	7.09%
2007	203	959,750	20,661,735	21.53	10.00%	12.01%
2008	103	475,632	11,393,972	23.96	4.96%	6.62%
2009	119	919,014	16,943,078	18.44	9.58%	9.85%
2010	113	947,900	17,277,746	18.23	9.88%	10.04%
2011	95	922,375	15,713,885	17.04	9.61%	9.13%
2012	109	1,358,702	19,042,897	14.02	14.16%	11.07%
2013	60	747,032	9,976,916	13.36	7.79%	5.80%
After 2013	26	1,607,161	23,489,224	14.62	16.77%	13.65%

	1,259	9,593,103	$172,050,414	$17.93	100.00%	100.00%

(1)
Excludes approximately 316,000 square feet of GLA owned by tenants and a ground lease of approximately 180,000 square feet.
(2)
Anchor tenants are defined as any tenant whose GLA equals or exceeds 20,000 square feet.

THE MILLS CORPORATION
RENTAL RATES
(unaudited)

              The following tables present the average base rent per leased square foot of store openings and closings for the anchor and specialty store tenants in the aggregate for the three months ended March 31, 2003 and for the four years ended December 31, 2002, 2001, 2000 and 1999 (except as noted in footnote (1)).

ANCHOR STORES
	Store Openings During Period		Store Closings During Period		Re-leasing Spread (2)
Period	Average Base Rent Per Sq. Ft.	Total Sq. Ft.	Average Base Rent Per Sq. Ft.	Total Sq. Ft.
Three Months Ended March 31, 2003	$7.92	38,500	$—	—	$7.92	—
Year Ended December 31, 2002	11.04	180,644	6.91	459,189	4.12	59.62%
Year Ended December 31, 2001	15.94	133,185	7.54	498,868	8.41	111.48%
Year Ended December 31, 2000	14.24	313,287	10.16	177,003	4.08	40.16%
Year Ended December 31, 1999	10.39	297,754	9.05	112,302	1.34	14.81%
SPECIALTY STORES
	Store Openings During Period		Store Closings During Period		Re-leasing Spread (2)
Period	Average Base Rent Per Sq. Ft.	Total Sq. Ft.	Average Base Rent Per Sq. Ft.	Total Sq. Ft.
Three Months Ended March 31, 2003	$26.46	95,882	$24.44	191,138	$2.02	8.26%
Year Ended December 31, 2002	28.32	652,454	25.32	694,425	3.00	11.84%
Year Ended December 31, 2001	28.63	618,806	24.58	829,916	4.05	16.48%
Year Ended December 31, 2000	29.07	423,771	25.16	391,141	3.91	15.54%
Year Ended December 31, 1999	26.09	318,864	24.50	454,633	1.59	6.49%

(1)
Discover Mills and Colorado Mills are excluded from this analysis because they are in their initial lease-up phase. For the same reason, Opry Mills, Arundel Mills and Discover Mills are excluded in 2002 and 2001. The Block at Orange is excluded for 1999 and 2000 and the Oasis at Sawgrass, Concord Mills and Katy Mills are excluded in 2000. The Community Centers are excluded from all years.

(2)
The re-leasing spread is the difference between average base rent per square foot openings and average base rent per square foot closings. The re-leasing spreads for the three months ended March 31, 2003 may not be representative of annualized leasing spreads due to the limited time period.

THE MILLS CORPORATION
AVERAGE RENTS
(unaudited)

              The following table presents certain information regarding operating rents with respect to the Mills Landmark Centers and 21st Century Retail and Entertainment Centers annualized as of March 31, 2003 and for the four years ended December 31, 2002, 2001, 2000 and 1999.

		Minimum Rent Plus Percentage Rent (1)
			Total Stores		Anchor Stores		Specialty Stores
Year		Average Percent Leased (2)	Total	Per Sq. Ft.	Total	Per Sq. Ft.	Total	Per Sq. Ft.
2003		91.8%	$311,488,082	$19.02	$110,869,349	$11.54	$200,618,733	$29.61
2002		91.5%	286,838,237	18.60	102,917,273	11.17	183,920,964	29.65
2001		93.3%	266,706,922	18.23	95,274,378	10.92	171,432,544	29.03
2000		95.0%	219,861,786	17.12	78,834,651	10.08	141,027,135	27.94
1999	(3)	96.0%	166,145,597	16.41	57,382,233	9.55	108,763,364	23.43

(1)
Amounts exclude Mainstreet rental income of $6,312,000 for 2003, $5,455,000 for 2002, $4,708,000 for 2001, $4,308,000 for 2000, and $2,659,000 for 1999. Additionally, amounts exclude rental income for those projects that opened or were acquired in the reported year. Square footage for ground leases and square feet of GLA owned by tenants are excluded.

(2)
Average percent leased is defined as total average space leased for which rent was being paid, excluding tenants with leases having a term of less than one year.

(3)
Annual rent excludes $500,000 of ground lease rent for 1999.

THE MILLS CORPORATION
SUMMARY OF OUTSTANDING CONSOLIDATED INDEBTEDNESS

As of March 31, 2003
(Dollars in thousands)
(unaudited)

              As of March 31, 2003, the Company had outstanding consolidated indebtedness in an aggregate amount of approximately $1.7 billion (excluding its pro rata share of unconsolidated joint venture debt) as set forth below:

	Principal Balance		Interest Rate Type	Annual Interest Rate		Annual Interest		Maturity Date		Recourse to Company or Operating Partnership
Potomac Mills/Gurnee Mills	$348,985		Fixed	7.460%		$26,034		3/10/11	(1)	0%
Franklin Mills/Liberty Plaza	134,391		Fixed	7.670%		10,307		5/5/07	(2)	0%
Sawgrass Mills/The Oasis at Sawgrass
Mortgage Loan	295,486		Fixed	7.180%		21,216		7/7/06	(3)	0%
Mezzanine Loan	36,405		Variable	L + 450	bp(4)	2,480	(4)	7/7/06	(3)	0%
Cadillac	320,000		Variable	L + 210	bp(5)	13,100	(5)	2/10/08	(6)	0%
Broward	63,328	(7)	Fixed	6.900	%(7)	4,370	(7)	3/18/09		0%
Opry Mills	175,000	(8)	Fixed(9)	5.338	%(9)	9,341	(9)	10/10/07	(10)	0%
Riverside	65,000		Fixed	5.773%		3,752		1/11/13	(11)	0%
CVS Portfolio	26,501		Fixed	7.960%		2,109		10/10/10		0%
CVS Portfolio	20,873		Fixed	9.350%		1,952		1/10/23		0%

Total Property Mortgages	1,485,969					94,661

Concord Mills Residual III	17,815	(13)	Variable	L + 225	bp	632		6/30/03	(12)	100%	(13)
Cincinnati Mills	58,447	(14)	Variable	L + 200	bp(14)	2,568	(14)	12/1/06		75%	(15)
Mainstreet Retail	9,903		Variable	T + 425	bp	753		7/21/10		100%	(16)
FoodBrand (Franklin Mills)	2,450		Fixed	10.420%		255		7/15/05		100%	(17)
Corporate Term Loan	40,000		Variable	L + 225	bp(18)	1,767		5/20/05		100%
Corporate Line of Credit (19)	123,000		Variable	L + 275	bp	4,982		5/20/05		100%
Sawgrass Residual	2,871		Variable	L + 165	bp	85		1/16/04		100%

Total Consolidated Indebtedness	$1,740,455					$105,703

L refers to the one-month London Interbank Offered Rate ("LIBOR") which was 1.30% at March 31, 2003.
T refers to the 7-year U.S. Treasury constant maturities rate which was 3.35% at March 31, 2003.

(1)
The debt is a 30-year amortizing loan with an anticipated balloon repayment date of March 10, 2011.

(2)
This indebtedness is a 30-year amortizing loan with an anticipated balloon repayment on May 5, 2007.

(3)
The debt is a 5-year amortizing mortgage loan with an anticipated balloon repayment of July 7, 2006.

(4)
The interest rate is at LIBOR plus 450 basis points; interest on a notional amount of $37,000 has been fixed through June 7, 2003 pursuant to an interest rate swap that locks in LIBOR at 2.84%. The Company has entered into a deferred start swap agreement which locks LIBOR at 2.162% for the period of June 7, 2003 through June 7, 2004 on a notional amount of $36,300.

(5)
The Cadillac loan has a LIBOR floor of 1.75%. Interest is calculated on the loan using a blended spread of 2.10%. Effective February 18, 2003, interest on a notional amount of $245 million has been fixed at 2.068% plus the 2.10% spread via a swap through February 15, 2005. The assets of the five Cadillac acquisition properties are cross collateralized per the terms of the loan agreement.

(6)
The loan has an initial maturity of February 10, 2006, but the Company intends to exercise its option to extend the maturity date for two one-year terms.

(7)
On January 31, 2003, the Company assumed a $62,000 mortgage secured by Broward Mall. The loan bears interest at 6.9% and matures in March 2009. Principal payments of $1,500 are due in March 2003, 2004 and 2005, with annual principal payments of $2,000 thereafter.

(8)
The Company has a one-time right to borrow an additional $25,000 provided other terms and conditions of the Loan Agreement are satisfied.

(9)
The interest rate is at LIBOR plus 120 basis points, however, effective October 10, 2002, the Company entered into a swap agreement that locks LIBOR at 4.1375%, on a notional amount of $175,000 which matures October 2007.

(10)
The loan has an initial maturity of October 10, 2005, but the Company intends to exercise its option to extend the maturity date for two one-year terms.

(11)
The debt is a 30-year amortizing loan with an anticipated balloon repayment date of January 11, 2013. The loan has an interest only payment period through January 10, 2005.

(12)
In December 2002, the Company exercised its option to extend the maturity date to June 30, 2003. The Company has one remaining six-month extension option, which it intends to exercise.

(13)
The total commitment under this construction loan is $18,619. Funds are available subject to certain performance measures and restrictive covenants. The loan is fully guaranteed by the Company.

(14)
This indebtedness is a construction loan with a total commitment of $71,825. The interest rate is LIBOR plus 200 basis points. The spread may be reduced to 180 basis points when the project achieves a DSC ratio of at least 1.25, and it may be further reduced to 160 basis points if the DSC ratio is at least 1.40. Effective December 1, 2002, the Company entered into a swap agreement that locks LIBOR at 2.422% through December 1, 2004 on a notional amount of $57,000.

(15)
The principal and interest are guaranteed 75% by the Company, which percentage can be reduced to 50% if the following conditions exists: (i) no default exists, (ii) at least 75% of the net leasable area of the anchor store space is leased to no less than 10 tenants, (iii) at least 50% of the net leasable area of the specialty shop space is leased, and (iv) the DSC ratio is at least 1.10. The guaranty percentage can be further reduced to 25% if the following conditions exist: (i) no default exists, (ii) at least 85% of the net leasable area of the specialty shop space is leased, and (iii) the DSC ratio is at least 1.30.

(16)
The collateral for the loan are the pushcarts and kiosks that are owned by Mainstreet Retail, an affiliate of the Company. The loan is fully guaranteed by the Company.

(17)
This indebtedness relates to capital leases for leasehold improvements and equipment for FoodBrand operations at Franklin Mills. The lease has a five-year lease term and is fully guaranteed by the Company.

(18)
The interest rate is at LIBOR plus 225 basis points; however, interest on a notional amount of $40,000 has been fixed through November 1, 2004 due to an interest swap that locks LIBOR at 2.1665%.

(19)
In May 2002, the Company refinanced its unsecured corporate credit facility for a three-year period. The total commitment under the credit facility is $175,000. Funds are available subject to certain performance measures and restrictive covenants. The line bears interest at a variable rate ranging from 175 basis points to 275 basis points over LIBOR, subject to certain leverage tests. As of March 31, 2003, the interest rate was LIBOR plus 275 basis points.

THE MILLS CORPORATION
SUMMARY OF OUTSTANDING UNCONSOLIDATED INDEBTEDNESS

As of March 31, 2003
(Dollars in thousands)
(Unaudited)

              As of March 31, 2003, the total outstanding indebtedness of the Company's unconsolidated joint ventures was approximately $1.4 billion as set forth below:

	Principal Balance	Total Commitment	Interest Rate Type		Annual Interest Rate		Annual Interest		Maturity Date		Recourse to Company or Operating Partnership
Arizona Mills	$143,202	N/A	Fixed		7.895%		$11,306		10/5/10		0.0%
Grapevine Mills	154,172	N/A	Fixed		6.470%		9,975		10/1/08	(1)	0.0%
Grapevine Mills II	14,260	N/A	Fixed		8.390%		1,196		11/5/08	(2)	0.0%
Ontario Mills	138,302	N/A	Fixed		6.750%		9,335		12/1/08	(3)	0.0%
Ontario Mills II	10,324	N/A	Fixed		8.010%		827		1/5/09		0.0%
The Block at Orange (4)	131,354	N/A	Fixed	(4)	8.000%		10,350		5/1/06		17.8%	(5)
FoodBrand (Katy Mills)	1,965	N/A	Fixed		10.730%		211		7/15/05		60.0%	(6)
FoodBrand (Opry Mills)	2,358	N/A	Fixed		12.200%		288		7/15/05		60.0%	(6)
FoodBrand (Arundel Mills)	1,502	N/A	Fixed		9.249%		139		10/30/05		60.0%	(6)
FoodBrand (Discover Mills)	3,516	N/A	Fixed		9.190%		323		2/28/07		60.0%	(6)
FoodBrand (Stonecrest)	1,133	N/A	Fixed		9.300%		105		7/31/07		60.0%	(6)
FoodBrand (Line of credit)	4,300	N/A	Variable		P - 50	bp	161		8/31/04		60.0%	(7)
Concord Mills	180,471	N/A	Fixed		6.133%		11,067		12/7/12		0.0%
Katy Mills	148,000	N/A	Fixed		6.693%		9,906		1/9/13		10.1%	(8)

Total Permanent Loans	934,859						65,189

Arundel Mills	183,106	$191,000	Variable		L + 165	bp(9)	5,402	(9)	5/22/03	(10)	20.0%	(11)
Arundel Mills Residual	9,169	10,500	Variable		L + 200	bp	303		8/1/04	(12)	100.0%
Discover Mills	159,317	172,243	Variable		L + 225	bp(13)	7,034	(13)	4/15/04	(14)	50.0%	(15)
Colorado Mills	148,224	160,000	Variable		L + 225	bp(16)	6,514	(16)	3/28/05	(10)	100.0%	(17)
Madrid Xanadú (18)	—	178,786	Variable		E + 155	bp(19)	—		—	(20)	100.0%	(21)

Total Construction Loans	499,816	712,529					19,253

Total Unconsolidated Indebtedness	$1,434,675	$712,529					$84,442

L
refers to the one-month London Interbank Offered Rate ("LIBOR") which was 1.30% at March 31, 2003.
E
refers to the one-month Euro Interbank Offered Rate ("EURIBOR") percentage rate as determined by the Banking Federation of the European Union which was 2.572% at March 31, 2003.
P
refers to the daily prime rate which was 4.25% at March 31, 2003.

(1)
This indebtedness is a 30-year amortizing loan with an anticipated repayment date of October 1, 2008. The loan had an interest only payment period through September 1, 2002.
(2)
This indebtedness is a 30-year amortizing loan with a balloon repayment date of November 5, 2008.
(3)
This indebtedness is a 30-year amortizing loan with an anticipated repayment date on December 1, 2008.
(4)
This indebtedness is evidenced by two loans: a permanent loan in the amount of $108,000 and a mezzanine loan in the amount of $27,000. The interest rate for the permanent loan is at LIBOR plus 156.25 basis points and the interest rate for the mezzanine loan is at LIBOR plus 700 basis points. Interest for both loans has been fixed through May 1, 2006 due to an amortizing swap that locks LIBOR at 5.35% on a notional amount of $131,354. The affect of the amortizing swap is an interest rate of 8.00% for the combined principal balances.
(5)
The mezzanine portion of the loan is guaranteed 100% by the Company. As of March 31, 2003, the guaranteed amount was $23,354.
(6)
This indebtedness relates to capital leases for leasehold improvements and equipment for FoodBrand operations at Katy, Opry, Arundel, Discover and Stonecrest. The leases have a five-year lease term and are guaranteed 60% by the Company.
(7)
The total commitment under the credit facility is $5,000. Funds are available subject to certain performance measures and restrictive covenants. The credit facility loan is guaranteed 60% by the Company.
(8)
The total amount guaranteed by the Company on the Katy Mills loan is $15,000.
(9)
The interest rate is LIBOR plus 165 basis points due to an amendment to the loan agreement occurring on May 31, 2002 in conjunction with the Company acquiring a portion of Simon's interest in the partnership and the achievement of a DSC ratio of 1.35. Effective January 25, 2002, the Company entered into a LIBOR contract to fix LIBOR at 2.33875% on a notional amount of $170,035 maturing January 23, 2003.
(10)
The loan has a term of three years with two one-year extension options. The Company expects to refinance the loan prior to its maturity date of May 22, 2003.
(11)
Upon closing the construction loan, the principal and interest were guaranteed 100% by the Company. The Company's guarantee was reduced as follows: (i) upon completion of construction, and fulfilling certain occupancy requirements as defined in the construction loan agreement, the

  Guaranteed Amount was reduced to 50%; (ii) upon achieving a DSC ratio of 1.20 the Guaranteed Amount was reduced to 35%; and (iii) upon achieving a DSC ratio of 1.35 for three consecutive months subsequent to the prior condition, the Guaranteed Amount was reduced to 20%.

(12)
The loan has a term of two years with two one-year extensions.
(13)
The interest rate is LIBOR plus 225 basis points. The interest rate can be reduced to LIBOR plus 200 when the project achieves a DSC ratio of 1.25, and can be further reduced to LIBOR plus 175 basis points when the project achieves a DSC ratio of 1.40 and the borrower has prepaid at least $10 million of the principal amount. Effective December 1, 2001, the Company entered into a swap agreement that fixed LIBOR at 2.91% on a notional amount of $126,700 maturing on June 1, 2003. Effective June 1, 2003, the Company has entered into a swap agreement that locks LIBOR at 2.10% through April 1, 2004 on a notional amount of $126,672. Additionally, effective December 1, 2002, the Company has entered into a swap agreement that locks LIBOR at 1.9475% through April 1, 2004 on a notional amount of $30,000.
(14)
The loan has a term of three years with a one-year extension option.
(15)
The principal and interest are guaranteed 75% by the Company and may be reduced as follows: (i) upon completion of the construction phase, satisfaction of leasing and occupancy requirements per the loan agreement, and achievement of a DSC ratio of 1.10, the Guaranteed Amount will be 50% of the loan amount; or (ii) upon satisfaction of the previous conditions, additional leasing and occupancy requirements, and a DSC ratio of 1.25, the Guaranteed Amount will be 25% of the loan amount.
(16)
The interest rate will be LIBOR plus 225 basis points until completion and occupancy requirements are met and the property achieves a DSC ratio of 1.20. Once achieved, the interest rate will be LIBOR plus 200 basis points. The interest rate can be further reduced to LIBOR plus 187.5 basis points when the project meets leasing and occupancy requirements defined in the construction loan agreement and achieves a DSC ratio of 1.25. The interest rate can be further reduced to LIBOR plus 175 basis points when the project meets leasing and occupancy requirements defined in the construction loan agreement and achieves a DSC ratio of 1.40. However, in no event shall there be more than one reduction per calendar quarter. Effective November 1, 2002, the Company has entered into a swap agreement that locks LIBOR at 2.442% through November 1, 2004 on a notional amount of $78,000. Additionally, effective January 2, 2003, the Company entered into a swap agreement that locks LIBOR at 2.430% through November 1, 2004 on a notional amount of $32,000.
(17)
The principal and interest are guaranteed 100% by the Company and may be reduced as follows: (i) upon completion of the construction phase, satisfaction of leasing and occupancy requirements per the construction loan agreement and achievement of a DSC ratio of 1.10, the Guaranteed Amount will be 50% of the loan amount; or (ii) upon satisfaction of the previous conditions, leasing and occupancy requirements, and a DSC ratio of 1.30, the Guaranteed Amount will be 30% of the loan amount; or (iii) upon satisfaction of all previous conditions, additional leasing and occupancy requirements, and a DSC ratio of 1.50, the Guaranteed Amount will be 20% of the loan amount.
(18)
The Madrid Xanadú loan closed on December 30, 2002, but remained unfunded as of March 31, 2003. The total commitment of the loan is €193,000 (Euros) and is interest only through maturity.
(19)
The interest rate is EURIBOR plus 155 basis points. With respect to the €165,000 construction facility, the interest rate can be reduced to 145 basis points as long as a DSC ratio of 1.10 is maintained, 135 basis points as long as a DSC ratio of 1.20 is maintained, and 125 basis points as long as a DSC ratio of 1.30 is maintained. The interest rate on the €28,000 VAT facility portion of the loan is not subject to reduction.
(20)
The maturity date of the loan is three years from the date on which the first advance is made under the loan agreement. The loan has two one-year extension options, subject to partial repayment guidelines, DSC and Loan-to-Value ratio thresholds, and other specific provisions specified in the loan agreement.
(21)
The principal and interest are guaranteed 100% by the Company, which can be reduced as follows when the following DSC ratios are maintained for three consecutive months to 50% when a DSC ratio of 1.10 is achieved, 25% when a DSC ratio of 1.20 is achieved and 0% when a DSC ratio of 1.30 is achieved.

THE MILLS CORPORATION
SPECIALTY STORE TENANT REPORTED SALES ANALYSIS
(Unaudited)

              The following table summarizes the tenant reported sales analysis for our Mills Landmark Centers and 21st Century Retail and Entertainment Centers for the twelve months ended March 31, 2003, 2002, and 2001:

Gross Sales (PSF)(1)
Twelve Months Ended March 31,	Current Year	Prior Year	Percentage Change
2003	$331	$325	1.8%
2002	330	341	(3.2)%
2001	354	340	4.1%
Comparable Same Space Sales (in thousands)(2)
Twelve Months Ended March 31,	Current Year	Prior Year	Percentage Change
2003	$335,409	$347,075	(3.4)%
2002	287,465	300,864	(4.4)%
2001	254,026	251,093	1.2%
Comparable Same Center Sales (PSF)(3)
Twelve Months Ended March 31,	Current Year	Prior Year	Percentage Change
2003	$324	$325	(0.3)%
2002	330	341	(3.2)%
2001	348	340	2.4%

(1)
The amounts presented above represent gross sales per square foot ("PSF") as reported by the Company's specialty store tenants for each of the twelve months ended March 31, 2003, 2002 and 2001 and includes for both current and prior year periods only those projects that the Company believes have achieved stabilized performance levels.

The projects included in the respective years are as follows:

2003	Potomac Mills, Franklin Mills, Sawgrass Mills, Gurnee Mills, Ontario Mills, Grapevine Mills, Arizona Mills, The Block at Orange, The Oasis at Sawgrass, Concord Mills, Katy Mills, Opry Mills, Arundel Mills, Riverside Square, Broward Mall, Dover Mall/Commons, Galleria at White Plains, Northpark Mall, and The Esplanade.
2002	Potomac Mills, Franklin Mills, Sawgrass Mills, Gurnee Mills, Ontario Mills, Grapevine Mills, Arizona Mills, The Block at Orange, The Oasis at Sawgrass, Concord Mills and Katy Mills.
2001	Potomac Mills, Franklin Mills, Sawgrass Mills (including the Oasis at Sawgrass), Gurnee Mills, Ontario Mills, Grapevine Mills, Arizona Mills, and the Block at Orange.
(2)
For each of the years presented above, comparable sales include only those tenants that have been in occupancy for the prior 15-month period ended March 31, 2003, 2002, and 2001, respectively, as compared with sales for those same tenants as of March 31 of the prior year. Colorado Mills and Discover Mills which opened in November 2002 and November 2001, respectively, are excluded from this analysis, since the projects have not achieved stabilized performance levels. For the same reason Opry Mills and Arundel Mills are excluded from the 2002 and 2001 analysis.

(3)
The amounts presented above represent gross comparable sales "PSF" as reported by our specialty store tenants for each of the twelve months ended March 31, 2003, 2002 and 2001 and includes for both current and prior year periods only those projects that the Company believes have achieved stabilized performance levels.

The projects included in the respective years are as follows:

2003	Potomac Mills, Franklin Mills, Sawgrass Mills, Gurnee Mills, Ontario Mills, Grapevine Mills, Arizona Mills, The Block at Orange, The Oasis at Sawgrass, Concord Mills, Katy Mills, Opry Mills and Arundel Mills.
2002	Potomac Mills, Franklin Mills, Sawgrass Mills, Gurnee Mills, Ontario Mills, Grapevine Mills, Arizona Mills, The Block at Orange, The Oasis at Sawgrass, Concord Mills and Katy Mills.
2001	Potomac Mills, Franklin Mills, Sawgrass Mills, Gurnee Mills, Ontario Mills, Grapevine Mills, Arizona Mills, and The Block at Orange.

THE MILLS CORPORATION
CAPITAL EXPENDITURES FOR OPERATING PROPERTIES
MILLS LANDMARK, 21ST CENTURY RETAIL AND ENTERTAINMENT
AND COMMUNITY CENTERS COMBINED (1)(2)
(unaudited)

		Years Ended December 31,
	Three Months Ended March 31, 2003
		2002	2001
Recurring Non-Tenant Capital Expenditures (3)
Costs	$238,254	$1,336,478	$1,188,795
Per Square Foot (4)	0.02	0.12	0.11
Recurring Tenant Improvement/Leasing Costs (5)
Costs	$1,361,136	$2,522,369	$1,821,232
Per Square Foot Improved (6)	5.51	5.00	8.82
Per Square Foot (4)	0.08	0.23	0.20
Total Recurring Costs
Costs	$1,599,390	$3,858,847	$3,010,027
Per Square Foot (4)	0.10	0.35	0.31
Non-Recurring Tenant Improvements/Leasing Costs (5)
Costs	$4,387,409	$22,472,410	$11,561,703
Per Square Foot Improved (7)	17.73	19.95	14.06
Per Square Foot (4)	0.38	2.11	1.08
Work in Process (8)
Cumulative Improved Costs	$20,655,216	$15,849,243	$9,903,298
Cumulative Improved Costs Per Square Foot (9)	20.17	20.63	29.00

(1)
Analysis excludes projects that have not reached stabilized performance levels.

(2)
Capital expenditures include only the Company's share of costs related to the joint venture projects.

(3)
Recurring non-tenant capital expenditures include expenditures that are neither tenant related nor recoverable from tenants.

(4)
Expenditures divided by total GLA of the properties (excluding space owned by certain anchor store tenants).

(5)
Recurring and non-recurring tenant improvements/leasing costs are comprised of tenant-specific costs, including tenant improvements, tenant allowances and capitalized internal leasing costs.

(6)
Calculated as recurring tenant improvements/leasing costs divided by GLA of all recurring store openings (including spaces requiring no expenditures).

(7)
Calculated as non-recurring tenant improvements/leasing costs divided by GLA of all non-recurring store openings.

(8)
Work in process consists of construction in progress that will be shown as recurring tenant improvement/leasing costs or non-recurring tenant improvement/leasing costs when the work is completed.

(9)
Calculated as cumulative work in process divided by GLA of all space with work in process.

THE MILLS CORPORATION
KEY FINANCIAL RATIOS

(Dollars in thousands except ratio and per share data)
(Unaudited)

	As of and for the Twelve Months Ended March 31,
	2003		2002
COVERAGE RATIOS (Trailing 12 months) (1)
Interest coverage ratio (EBITDA / interest expense)	3.68		2.73
Fixed charge ratio (EBITDA / interest expense, preferred stock dividends and loan principle amortization)	2.78		2.32
LEVERAGE RATIO
Debt to market capitalization as calculated by our line of credit lenders(2)	56.8%		53.8%
PAYOUT RATIOS (Trailing 12 months)
Dividends paid	$118,786		$89,914
Funds from operations	$178,511		$130,420
Adjusted funds from operations	$173,576		$127,284
FFO payout ratio (Dividends / FFO)	66.5%		68.9%
AFFO payout ratio (Dividends / AFFO)	68.4%		70.6%
DEBT INDICATORS
Weighted average maturity (includes the Company's share of JV debt)	5.2	yrs	5.5	yrs
Weighted average interest rate (consolidated debt only)	6.07%		7.19%
Weighted average interest rate (includes the Company's share of JV debt)	6.00%		6.78%
Fixed rate debt percentage (consolidated debt only)	65.04%		90.57%
Fixed rate debt percentage (includes the Company's share of JV debt) (3)	67.21%		81.89%

(1)
EBITDA and Interest Expense include the Company's share of Joint Venture EBITDA and Joint Venture Interest Expense.
(2)
Calculated based on the terms of our line of credit covenants which includes the Company's share of JV debt.
(3)
Including swaps in place through the end of the respective year, the Company's fixed rate debt percentage (including the Company's share of JV debt) would have been 84.96% and 85.56% for the twelve months ended March 31, 2003 and 2002, respectively.

	As of and for the Twelve Months Ended March 31,
	2003	2002
MARKET CAPITALIZATION CALCULATIONS
Shares and units outstanding (end of quarter)	59,875	47,288
Stock price (end of quarter)	$31.200	$27.960

	1,868,100	1,322,172
Series B Cumulative Redeemable Preferred Stock	107,500	—
Series C Cumulative Redeemable Preferred Stock	87,500	—
Series D Cumulative Redeemable Preferred Units	10,000	—

Total equity market capitalization (A)	$2,073,100	$1,322,172

Consolidated debt (end of quarter)	$1,740,455	$1,036,040
Mills share of JV debt (end of quarter)	696,294	536,246

Total Debt (B)	$2,436,749	$1,572,286

Series A Convertible Preferred Stock (C)	$75,000	$75,000

Total market capitalization (A) + (B) + (C)	$4,584,849	$2,969,458

EBITDA CALCULATION
Income before minority interest	$101,560	$58,306
Plus: Consolidated depreciation and amortization	54,977	37,655
Plus: Consolidated interest expense	50,784	52,295
Plus: Company's share of JV depreciation and amortization	45,432	36,006
Plus: Company's share of JV interest expense	37,659	35,660

Total EBITDA	$290,412	$219,922

INTEREST EXPENSE
Consolidated interest expense (net of loan cost amortization)	$43,677	$47,814
Company's share of JV interest expense (net of loan cost amortization)	35,182	32,738

Total combined interest expense	$78,859	$80,552

ADJUSTED FUNDS FROM OPERATIONS
Funds from operations available to common stockholders	$178,511	$130,420
Less: Recurring capital expenditures	(4,935)	(3,136)

Adjusted funds from operations	$173,576	$127,284

THE MILLS CORPORATION
RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES
TO DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES

(In thousands, except per share data)

              Presented below is the reconciliation of FFO to income before minority interests and a reconciliation of basic and diluted FFO per common share to basic and diluted income per share before minority interest.

	Three Months Ended March 31,
	2003	2002
Funds from operations:
Income before minority interest	$26,798	$15,600
Adjustments:
Add: Depreciation and amortization of real estate assets	16,071	9,497
Add: Real estate depreciation and amortization of unconsolidated joint ventures	11,507	9,005
Less: Foreign currency exchange gains, net	(2,259)	—
Less: Equity in earnings of unconsolidated joint ventures on foreign currency exchange gains, net	(1,610)	—

Funds from operations	$50,507	$34,102
Less: Series B and Series C Preferred Stock dividends	(4,378)	—

Funds from operations available to common stockholders	$46,129	$34,102

Funds from operations per common share (Basic):
Income per common share before minority interest	$0.46	$0.34
Add: Depreciation and amortization per common share of real estate assets	0.27	0.20
Add: Real estate depreciation and amortization per common share of unconsolidated joint ventures	0.19	0.20
Less: Foreign currency exchange gains, net per common share	(0.04)	—
Less: Equity in earnings of unconsolidated joint ventures per common share on foreign currency exchange gains, net	(0.03)	—
Less: Series B and Series C Preferred Stock dividends per common share	(0.07)	—

Funds from operations per common share (Basic)	$0.78	$0.74

Funds from operations per common share (Diluted):
Income per common share before minority interest	$0.45	$0.33
Add: Depreciation and amortization per common share of real estate assets	0.27	0.20
Add: Real estate depreciation and amortization per common share of unconsolidated joint ventures	0.19	0.20
Less: Foreign currency exchange gains, net per common share	(0.04)	—
Less: Equity in earnings of unconsolidated joint ventures per common share on foreign currency exchange gains, net	(0.03)	—
Less: Series B and Series C Preferred Stock dividends per common share	(0.07)	—

Funds from operations per common share (Diluted)	$0.77	$0.73

              Presented below is the reconciliation of property operating income to net income for the three months ended March 31, 2003 and 2002 for the Company's consolidated entities and the Company's unconsolidated joint venture entities.

	Wholly Owned		Unconsolidated Joint Ventures
THREE MONTHS ENDED MARCH 31,	2003	2002	2003	2002

Property Operating Income	$47,382	$29,799	$52,297	$51,768
Management fee income	3,093	2,512	—	—
Other fee income	848	1,232	—	—
Other operating expenses (management fees)	—	—	(2,455)	(2,486)
General and administrative	(4,334)	(3,296)	—	—
Depreciation and amortization	(16,630)	(10,059)	(24,149)	(24,331)
Equity in earnings of unconsolidated joint ventures	5,267	6,151	—	—
Interest income	2,430	1,235	430	785
Interest expense	(13,472)	(12,104)	(20,448)	(21,243)
Other income (expense)	(173)	30	694	5,794
Foreign currency exchange gains, net	2,259	—	—	—
Discontinued operations	128	100	—	—
Minority interest	(6,117)	(5,703)	—	—

Net income	$20,681	$9,897	$6,369	$10,287

              Presented below is the reconciliation of net income of the Company's unconsolidated joint venture entities to funds from operations of the Company's unconsolidated joint venture entities.

	Three Months Ended March 31,
Reconciliation of Net Income of Unconsolidated Joint Ventures To Funds From Operations of Unconsolidated Joint Ventures:	2003	2002
Net Income	$6,369	$10,287
Add:
Depreciation and amortization	24,149	24,331

Funds from operations	$30,518	$34,618

              Presented below is the reconciliation of EBITDA to income before minority interest for the twelve months ended March 31, 2003 and 2002.

2003	6/30/02	9/30/02	12/31/02	3/31/03	Total Twelve Months 3/31/03
Income before minority interest	$23,515	$18,259	$32,988	$26,798	$101,560
Plus: Consolidated depreciation and amortization	9,948	12,374	16,025	16,630	54,977
Plus: Consolidated interest expense	11,190	13,727	12,395	13,472	50,784
Plus: Company's share of JV depreciation and amortization	11,710	10,266	11,949	11,507	45,432
Plus: Company's share of JV interest expense	9,749	8,547	9,470	9,893	37,659

Total EBITDA	$66,112	$63,173	$82,827	$78,300	$290,412

2002	6/30/01	9/30/01	12/31/01	3/31/02	Total Twelve Months 3/31/02
Income before minority interest	$10,557	$11,869	$20,280	$15,600	$58,306
Plus: Consolidated depreciation and amortization	9,242	9,042	9,312	10,059	37,655
Plus: Consolidated interest expense	14,215	13,884	12,092	12,104	52,295
Plus: Company's share of JV depreciation and amortization	8,574	8,655	9,772	9,005	36,006
Plus: Company's share of JV interest expense	9,056	8,927	9,514	8,163	35,660

Total EBITDA	$51,644	$52,377	$60,970	$54,931	$219,922

QuickLinks

  Exhibit 99.2
THE MILLS CORPORATION SUPPLEMENTAL INFORMATION Table of Contents As of March 31, 2003
THE MILLS CORPORATION SUMMARY OF PROPERTIES UNDER CONSTRUCTION AND REDEVELOPMENT (unaudited)
SUPPLEMENTAL INFORMATION CONSTRUCTION IN PROGRESS (unaudited, in millions)
THE MILLS CORPORATION UNCONSOLIDATED JOINT VENTURES NET INCOME AND FUNDS FROM OPERATIONS (unaudited, in thousands)
THE MILLS CORPORATION LEASE EXPIRATION SCHEDULE Wholly Owned Properties (1) (unaudited)
THE MILLS CORPORATION LEASE EXPIRATION SCHEDULE (continued) Unconsolidated Joint Venture Properties (1) (unaudited)
THE MILLS CORPORATION RENTAL RATES (unaudited)
THE MILLS CORPORATION AVERAGE RENTS (unaudited)
THE MILLS CORPORATION SPECIALTY STORE TENANT REPORTED SALES ANALYSIS (Unaudited)
THE MILLS CORPORATION CAPITAL EXPENDITURES FOR OPERATING PROPERTIES MILLS LANDMARK, 21ST CENTURY RETAIL AND ENTERTAINMENT AND COMMUNITY CENTERS COMBINED (1)(2) (unaudited)